As filed with the Securities and Exchange Commission on November 5, 2019

Registration No. 333-228782

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZYMEWORKS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	47-2569713
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 540 – 1385 West 8th Avenue

Vancouver, British Columbia

Canada V6H 3V9

(604) 678-1388

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Joseph A. Garcia, Esq. Jamie Kariya, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-228782) of Zymeworks Inc. (the “Registrant”), which was initially filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2018 and became effective on January 31, 2019 (the “Registration Statement”), hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder and seeks to discontinue the effectiveness of and withdraw the Registration Statement. To date, the Registrant has sold $201,250,059.33 in securities registered pursuant to the Registration Statement, leaving $48,749,940.67 in such securities unsold.

In accordance with the registrant’s undertaking in Part II, Item 17(3) of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

Subsequent to the effectiveness of the Registration Statement, the Registrant qualified as a well-known seasoned issuer, which status allows for automatic shelf registration. Due to this change in status, the Registrant intends to file with the Commission a new automatic shelf registration statement on Form S-3ASR (the “New Registration Statement”).

The Registrant hereby requests that, pursuant to Rule 457(p) under the Securities Act of 1933, all fees paid to the Commission in connection with the filing of the Registration Statement with respect to the unsold securities registered thereunder be credited to the Registrant’s account and applied to offset the registration fees payable with respect to the securities that are registered on the New Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia on November 5, 2019.

ZYMEWORKS INC.

By:	/s/ Ali Tehrani
Name: Ali Tehrani
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on November 5, 2019.

Signature	Title

/s/ Ali Tehrani	Ali Tehrani
Director, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Neil Klompas	Neil Klompas
Executive Vice President, Business Operations and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Troy Cox	Troy Cox
Director

/s/ Kenneth Hillan	Kenneth Hillan
Director

/s/ Susan Mahony	Susan Mahony
Director

/s/ Hollings C. Renton	Hollings C. Renton
Director

/s/ Natalie Sacks	Natalie Sacks
Director

/s/ Lota Zoth	Lota Zoth
Director, Chair of the Board of Directors

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on November 5, 2019.

ZYMEWORKS BIOPHARMACEUTICALS INC.
(Authorized Representative in the United States)

By:	/s/ Ali Tehrani
Name:	Ali Tehrani
Title:	President